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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                January 22, 2002
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                Date of Report (Date of earliest event reported)

                           INTERNATIONAL PAPER COMPANY
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             (Exact name of Registrant as Specified in Its charter)


                                    NEW YORK
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                 (State or Other Jurisdiction of Incorporation)

         1-3157                                           13-0872805
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Commission File Number                        (IRS Employer Identification No.)



    400 Atlantic Street, Stamford, Connecticut                        06921
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     (Address of Principal Executive Offices)                       (Zip Code)


                                  203-541-8000
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              (Registrant's Telephone Number, Including Area Code)




            ---------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)






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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


Item 1. CHANGES IN CONTROL OF REGISTRANT.

        N/A

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

        N/A

Item.3. BANKRUPTCY OR RECEIVERSHIP.

        N/A

Item 4. CHANGES IN REGISTRANT'S DIRECTORS.

        N/A

Item 5. OTHER EVENTS.


The company today reported fourth-quarter earnings of $58 million ($0.12 per share), compared with $145 million ($0.28 per share) in the fourth quarter 2000 and $68 million ($0.14 per share) in the third quarter 2001. All figures are before special and extraordinary items.

For the year 2001, International Paper reported earnings of $214 million ($0.44 per share) before special and extraordinary items, compared with 2000 full year net earnings of $969 million ($2.16 per share) before special and extraordinary items.

Fourth quarter net sales were $6.3 billion compared with $7.2 billion for the same period in 2000 and $6.5 billion in the third quarter of 2001. Sales for the year 2001 were $26.4 billion compared to 2000 annual sales of $28.2 billion.

After special items, International Paper reported a 2001 fourth-quarter net loss of $572 million ($1.19 per share), compared with a net loss of $371 million ($0.85 per share) in the 2000 fourth quarter after special and extraordinary items. In the third quarter of 2001, the company reported a net loss of $275 million ($0.57 per share) after special items.

Special items in the 2001 fourth quarter totaled a loss of $745 million ($630 million after taxes, or $1.31 per share), including charges for asset shutdowns of excess internal








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capacity and cost reduction actions, losses related to dispositions and asset impairments of businesses held for sale, and a credit for the reversal of reserves no longer required.

In the fourth quarter of 2000, special and extraordinary items netted to a loss of $762 million ($516 million after tax, or $1.13 per share). This included special charges for asset shutdowns of excess internal capacity and cost reduction actions, merger integration costs related to the Champion acquisition, and a credit for the reversal of reserves no longer required as well as a net extraordinary loss related to dispositions and asset impairments of businesses held for sale. Third-quarter 2001 special items of $434 million ($343 million after taxes, or $0.71 per share) included charges for asset shutdowns of excess internal capacity and cost reduction actions, an increase in litigation related reserves, and a net loss related to dispositions and asset impairments of businesses held for sale.

After special and extraordinary items, International Paper reported a 2001 net loss of $1.2 billion ($2.50 per share). Net earnings for 2000 after special and extraordinary items were $142 million ($0.32 per share).




Item 6.       RESIGNATIONS OF REGISTRANT'S DIRECTORS.

              N/A


Item 7.       FINANCIAL STATEMENTS AND EXHIBITS.

              (99.1) Press release issued by International Paper dated January 22, 2002 announcing fourth-quarter earnings.


Item 8.       CHANGE IN FISCAL YEAR.

              N/A


Item 9.       REGULATION FD DISCLOSURE.


              N/A






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 INTERNATIONAL PAPER COMPANY
                                 ---------------------------
                                       (Registrant)


Dated:   January 22, 2002                            By /s/ Carol M. Samalin
Stamford, Connecticut                                   --------------------
                                                        Carol M. Samalin
                                                        Assistant Secretary


                             STATEMENT OF DIFFERENCES

The service mark symbol shall be expressed as..............................'sm'